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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                            THE SECURITIES ACT 1934



               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                     SEPTEMBER 5, 1996 (SEPTEMBER 4, 1996)



                                 GRANCARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



  CALIFORNIA                1-19571                       95-4299210
(STATE OR OTHER           (COMMISSION                   (I.R.S. EMPLOYER
  JURISDICTION            FILE NUMBER)                 IDENTIFICATION NO.)
OF INCORPORATION)



                         ONE RAVINIA DRIVE, SUITE 1500
                                ATLANTA, GEORGIA
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                     30346
                                   (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER INCLUDING AREA CODE:  (770)-393-0199

_______________________________________________________________________________
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ITEM 5.   OTHER EVENTS

     On September 4, 1996, GranCare, Inc. ("GranCare") announced that it had entered into a definitive merger agreement pursuant to which GranCare's institutional pharmacy business will merge with and into Vitalink Pharmacy Services, Inc. ("Vitalink") an 82% owned subsidiary of Manor Care, Inc.

     In connection with the transaction, GranCare will spin-off its skilled nursing, contract management, home health, assisted living and related businesses (the "Skilled Nursing Business") in a tax-free distribution of stock to its shareholders. Thereafter, pursuant to the merger agreement, GranCare (which will then consist only of institutional pharmacy assets) will merge with and into Vitalink (the "Merger"). In the Merger, Vitalink will issue 11.6 million shares of Vitalink common stock (the "Vitalink Shares") to GranCare shareholders in exchange for all of the outstanding shares and stock options of GranCare (constituting an exchange ratio of 0.478 of a share of Vitalink common stock per share of GranCare common stock), and will assume $107 million of indebtedness. A portion of the Vitalink Shares will be reserved to permit the exercise of all existing options and warrants to purchase GranCare common stock which will be converted as part of the Merger into options and warrants to purchase Vitalink common stock.

     The Skilled Nursing Business of GranCare will continue to be conducted as a publicly-held company and will retain the GranCare name.

     The Merger is expected to be consummated on or about December 31, 1996, and is subject to certain conditions, including shareholder approval, regulatory approval, receipt of required consents and certain other customary closing conditions.
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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                         GRANCARE, INC.



                                         By: /s/ Evrett W. Benton
                                             --------------------------------
                                             Evrett W. Benton
                                             Executive Vice President, General
                                             Counsel & Secretary


DATED:  September 5, 1996
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                                 EXHIBIT INDEX


                                                                   Sequential
Exhibit No.                                                          Page No.
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   99.1      GranCare, Inc. Press Release dated September 4, 1996,
             announcing signing of definitive merger agreement with Vitalink Pharmacy Services, Inc.